Exhibit 99.1

Alliant Energy Corporation

Corporate Headquarters 4902 North Biltmore Lane
Madison, WI 53718-2148

News Release

FOR IMMEDIATE RELEASE	Media Hotline: (608) 458-4040
Investor Relations: Susan Gille (608) 458-3956

Alliant Energy Announces Proposed Offering of $500 Million of Convertible Senior Notes due 2028

MADISON, Wis. – May 12, 2025 – Alliant Energy Corporation (NASDAQ: LNT) announced today that it intends to offer, subject to market and other conditions, $500 million aggregate principal amount of its convertible senior notes due 2028 in a private placement under the Securities Act of 1933, as amended (the “Securities Act”). Alliant Energy also intends to grant to each of the initial purchasers of the convertible notes an option to purchase, within a 13-day period from, and including, the date on which the convertible notes are first issued, up to an additional $75 million aggregate principal amount of the convertible notes.

Alliant Energy intends to use the net proceeds from the offering of the convertible notes for the repayment or refinancing of debt, to reduce outstanding commercial paper or for general corporate purposes.

The convertible notes will be senior unsecured obligations of Alliant Energy, and will be convertible at the option of the holders of such convertible notes upon satisfaction of certain conditions and during certain periods. Interest will be payable semiannually in arrears. Alliant Energy will settle conversions of the convertible notes by paying cash up to the aggregate principal amount of the convertible notes to be converted and paying or delivering, as the case may be, cash, shares of its common stock, $0.01 par value per share, or a combination of cash and shares of its common stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the convertible notes being converted. The interest rate, the initial conversion rate, and other terms of the convertible notes will be determined by negotiations between Alliant Energy and the initial purchasers of the convertible notes.

The offering is being made to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. Any offers of the convertible notes will be made only by means of a private offering memorandum. None of the convertible notes or any shares of the common stock issuable upon conversion of the convertible notes have been or are expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

Statements contained in this press release that are not of historical fact are forward-looking statements intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such because the statements include words such as “may,” anticipate,” “will,” “would,” “expected,” or other words of similar import. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Some, but not all, of the risks and uncertainties that could materially affect actual results include, among others:

•	the satisfaction of customary closing conditions relating to the convertible notes offering;

•	capital market risks; and

•	the impact of general economic or industry conditions.

There can be no assurance that the convertible notes offering will be completed on the anticipated terms, or at all. For more information about potential factors that could affect Alliant Energy’s businesses and financial results, please review “Risk Factors” in Alliant Energy’s Annual Report on Form 10-K for the fiscal year ended 2024 filed with the Securities and Exchange Commission (the “SEC”) and in Alliant Energy’s other filings with the SEC. These factors should be considered when evaluating the forward-looking statements, and undue reliance should not be placed on such statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to publicly update such statements to reflect subsequent events or circumstances.